SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 27, 2007

VERAMARK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)

(585) 381-6000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of the Registrant elected Martin F. LoBiondo, 44, Executive Vice President on June 27, 2007.  The Board's election of Mr. LoBiondo followed a review of candidates to succeed David G. Mazzella, President and Chief Executive Officer upon Mr. Mazzella’s announced decision to retire on December 31, 2007.  It is contemplated that Mr. LoBiondo will be elected President and Chief Executive Officer of the Registrant upon Mr. Mazzella's retirement.   Mr. LoBiondo joined the Registrant in 2000.  For the past five years he has served the Registrant in several engineering and development leadership capacities and most recently as Senior Vice President .

Item 7.01. Regulation FD Disclosure.

On July 2, 2007, the Registrant issued a press release which is attached hereto as Exhibit 99.1, announcing the election of Mr. LoBiondo as Executive Vice President and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 - Press Release of Veramark Technologies, Inc. dated July 2, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2007	Veramark Technologies, Inc.

	By:	/s/ Ronald C. Lundy
Ronald C. Lundy
Vice President of Finance & CFO